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                                                                     Exhibit 3.3

                           Certificate of Amendment
                                      of
                         Certificate of Incorporation
                                      of
                                CSK AUTO, INC.
                                --------------



          It is hereby certified that:

          1. The name of the corporation (hereinafter called "Corporation") is CSK Auto, Inc.

          2. The Certificate of Incorporation of the Corporation is hereby amended by adding a new article:

                               "ARTICLE FIFTEEN
                                ---------------

          The Corporation hereby elects not to be governed by Section 203 of the General Corporation Act of the State of Delaware."

          3. The Corporation has not had a class of voting stock that falls within any of the categories enumerated in Section 203(b)(4) of the General Corporation Act nor has it previously elected to be governed by Section 203 of the General Corporation Act of the State of Delaware.

          4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of section 228 and 242 of the General Corporation Law of the state of Delaware.

Signed and attested to on the 1st day of August 1996.



                                 /s/ James Bazlen
                                 ---------------------------------------
                                 James Bazlen, President